UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2009
FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois (Address of principal executive offices)		60606 (Zip Code)
(800) 458-2235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On December 20, 2009, FreightCar America, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Edward J. Whalen as President and Chief Executive Officer, effective on December 18, 2009. In addition, Mr. Whalen was elected to the Company’s Board effective on December 18, 2009, to serve until the Company’s 2010 annual meeting of stockholders. The Company intends to nominate Mr. Whalen to stand for election as a director at the Company’s 2010 annual meeting of stockholders.
          Mr. Whalen, 61, has nearly 40 years of railcar industry experience, specifically in finance, leasing, marketing and sales. He joined FreightCar America as one of a group of investors who acquired the predecessor company in 1991 from Bethlehem Steel. Mr. Whalen most recently served as FreightCar America’s Senior Vice President, Marketing and Sales, from December 2004 to September 2008, when he retired. Prior to joining FreightCar America, Mr. Whalen spent 19 years at Pullman, Inc., last serving as president of Pullman Leasing Company.
          Mr. Whalen succeeds Christian B. Ragot, who had served as President and Chief Executive Officer since April 30, 2007 and left the Company by mutual consent. By agreement between Mr. Ragot and the Company, Mr. Ragot’s employment was terminated without cause under his employment agreement effective December 18, 2009 and he ceased to be a member of the Company’s Board as of that date. Mr. Ragot will receive severance benefits as described in his employment agreement. The Company expects to record a charge of approximately $2.6 million on a pre-tax basis in the fourth quarter of 2009 with respect to such severance benefits.
          Mr. Whalen has signed a letter agreement to tender his resignation from the Company’s Board in the event that: (i) a majority of the votes of the shares in an uncontested election are designated to be “withheld” from, or are voted “against,” his election and the Board accepts his resignation following such election; or (ii) he experiences a change in principal employment status, other than retirement, and the Board accepts his resignation following such change in status. A copy of the form of the letter of resignation is attached as Exhibit 10.1 hereto.
Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 10.1	Form of Letter of Resignation.

Exhibit 99.1	Press Release of FreightCar America, Inc. dated December 20, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: December 22, 2009	By:	/s/ Christopher L. Nagel
		Name:	Christopher L. Nagel
		Title:	Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Letter of Resignation.

Exhibit 99.1	Press Release of FreightCar America, Inc. dated December 20, 2009.